SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - June 16, 1999


                                  Sotheby's Holdings, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)

           Michigan                        1-9750                38-2478409
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(State or other jurisdiction of  (Commission File Number)   (IRS Employer
 incorporation or organization)                              Identification No.)



500 North Woodward Avenue, Suite 100
Bloomfield Hills, Michigan                                      48304
----------------------------------------             ---------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (248) 646-2400

ITEM 5. OTHER EVENTS

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release issued by Sotheby's Holding's Inc. on June 16, 1999 relating to a strategic alliance with Amazon.com Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

    Exhibit No.               Description
    -----------               -----------

       99.1                   Press Release issued June 16, 1999

                            SOTHEBY'S HOLDINGS, INC.
                                AND SUBSIDIARIES


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed this the 25th day of June, 1999, on its behalf by the undersigned, thereunto duly authorized and in the capacity indicated.

                            SOTHEBY'S HOLDINGS, INC.

                                           By:            /s/ Joseph A. Domonkos
                                                          ----------------------
                                                              Joseph A. Domonkos
                                                      Vice President, Controller
                                                    And Chief Accounting Officer

                                 EXHIBIT INDEX



       Exhibit No.                         Description
       ----------                          -----------
          99.1                             Press Release issued June 16, 1999

                                EXHIBIT 99.1
                     PRESS RELEASE ISSUED ON JUNE 16, 1999


FOR IMMEDIATE RELEASE

                                                      Sotheby's:  Diana Phillips
                                                                 Matthew Weigman
                                                                  (212) 606-7176
                                                    Amazon.com: Sharon Greenspan
                                                                  (206) 834-7180


       SOTHEBY'S AND AMAZON.COM CONNECT IN STRATEGIC AUCTION ALLIANCE

 --JOINT ONLINE AUCTION SITE TO OFFER GUARANTEE OF AUTHENTICITY AND CONDITION--

NEW YORK, June l6 - - Sotheby's Holdings, Inc. (NYSE: BID) and Amazon.com, Inc. (NASDAQ: AMZN) today announced that they will launch a joint online auction site, sothebys.amazon.com. This ten-year alliance between the world's leading e-commerce company and the international art auction house, each founded --25l years apart-- as book sellers, will create a new standard in online buying and selling of authenticated and guaranteed auction property.

The joint site will provide an opportunity for thousands of dealers in collectibles and general art and antiques to participate in an Internet marketplace of unparalleled reach and quality. Sellers on this joint auction site will have the opportunity to market to Amazon.com's more than l0 million customers with the benefit of Sotheby's 255-year art and auction expertise.

The joint site is devoted to the general antiques collector and to the world of collectibles. It will feature coins, stamps, sports and Hollywood memorabilia, fashion, animation art, toys, dolls and other collectibles, as well as general art and antiques, books and jewelry. All auction property will be offered by Sotheby's and a select network of dealers and other art world professionals. The authenticity and condition of all auctioned property will be guaranteed by the sellers. Hosted on www.amazon.com/auctions, the new site is expected to launch later this year with an auction of items from the Halper Collection of baseball memorabilia, a portion of which will be sold in a live auction at Sotheby's newly renovated New York galleries in September.

"With Sotheby's reputation and expertise in sourcing and authenticating art and valuable objects, and both companies' relentless focus on the customer, we plan to make this the most trusted and popular online auction site," said Jeff Bezos, founder and CEO, Amazon.com. "In the world of valuable objects, a big problem with online auctions has been authenticity. Who better to help solve that problem than Sotheby's?"

"Amazon.com brings us the best online technology, the most superb customer service and the largest number of e-commerce customers in the world," said Diana
D. Brooks, President and CEO of Sotheby's. "We could not ask for more in an internet partner."

In addition to the joint site, Sotheby's will continue its www.sothebys.com site, which will begin offering traditional fine and decorative art, jewelry and books online this fall, and Amazon.com will continue its popular auctions site, Amazon.com Auctions. More than 2,800 of the finest dealers from around the world have already signed up for www.sothebys.com. They will now also be able to participate in the new joint auction site. Combined, these three sites create the most comprehensive and powerful Internet marketplace for art, antiques and collectibles. Auction enthusiasts and collectors will be able to access all three sites by clicking through www.amazon.com/auctions, or through www.sothebys.com.

The two companies also announced that Amazon.com has agreed to purchase (subject to customary closing conditions) one million shares of Sotheby's Holdings Class "A" Common Stock at $35.44 per share, the June l4, l999 closing price. Amazon.com has also agreed to purchase, for a total price of $l0 million, three-year warrants to purchase an additional one million shares at $l00 per share. Amazon.com's total investment in Sotheby's is approximately $45 million.

Sellers can receive further information by visiting www.amazon.com/auctions or www.sothebys.com or: in the U.S. by calling Sotheby's at 2l2-606-7979 or by e-mail at sa.us@sothebys.com; and in Europe by calling 44 171 293 6080 or by e-mail at sa.europe@sothebys.com.

A press briefing will be held today AT 10:00 A.M. at Sotheby's New York headquarters at l334 York Avenue (corner of 72nd Street) in the main salesroom. Journalists who plan to attend should call 2l2-606-7l76.

ABOUT AMAZON.COM

Amazon.com, Inc. (NASDAQ: AMZN), the Internet's No. 1 music, No. 1 video, and No. 1 book retailer, opened its virtual doors on the World Wide Web in July 1995 and today offers Earth's Biggest SelectionTM with free electronic greeting cards, online auctions, and more than 4.7 million book, music-CD, video, DVD, and computer-game titles. Amazon.com seeks to be the world's most customer-centric company, where people can find and discover anything they may want to buy online. As part of its efforts to provide the best shopping experience for customers, Amazon.com provides secure credit-card payment, personalized recommendations, streamlined ordering through 1-ClickSM technology, and easy auction bidding with Bid-ClickSM.

Amazon.com operates two international Web sites: www.amazon.co.uk in the United Kingdom and www.amazon.de in Germany. Amazon.com also operates PlanetAll (www.planetall.com), a Web-based address book, calendar, and reminder service. It also operates the Internet Movie Database (www.imdb.com), the Web's comprehensive and authoritative source of information on more than 150,000 movies and entertainment programs and 500,000 cast and crew members dating from the birth of film in 1892 to the present. Amazon.com also operates LiveBid.com (www.livebid.com), the sole provider of live-event auctions on the Internet.

In addition, Amazon.com has invested in leading Internet retailers that are improving the lives of customers by making shopping easier and more convenient: drugstore.com, an online retail and information source for health, beauty, wellness, personal care and pharmacy, at www.drugstore.com; Pets.com, the largest pet-supply company on the Internet and a valuable source of free information for pet owners, at www.pets.com; HomeGrocer.com, the first fully integrated Internet grocery-shopping and home-delivery service, with operations in Seattle and Portland, Oregon, at www.homegrocer.com.

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, Amazon.com's limited operating history, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, seasonality, consumer trends, competition, risks of system interruption, management of potential growth, risks related to auction services, and risks of new business areas, international expansion, business combinations, and strategic alliances. More information about factors that potentially could affect Amazon.com's financial results is included in Amazon.com's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

Amazon.com, Amazon.com Auctions, Amazon.co.uk, Amazon.de, Internet Movie Database, PlanetAll, Earth's Biggest Selection, Bid-Click and 1-Click are either registered trademarks or trademarks of Amazon.com, Inc., or its affiliates. All other names mentioned herein may be trademarks of their respective owners.

ABOUT SOTHEBY'S

Sotheby's began as a book auction house in London in 1744. Today the company has 107 offices located in 41 countries, with principal salesrooms in New York and London. Sotheby's conducts auctions in 18 other salerooms and sells nearly 200,000 lots a year in more than 80 collecting categories.

In January of 1999 Sotheby's announced the launch of sothebys.com, a new Internet auction business for art, antiques, jewelry and collectibles. The company's headquarters in New York is currently being expanded to become a ten-floor, state of the art auction and cultural destination. The top six floors will be complete this September and the re-designed building will give New York a major new arts venue when it is completed next year. Sotheby's London is the main European facility and the company has recently expanded operations in Paris, Amsterdam and Zurich.

Memorable auctions in Sotheby's 255-year-history include the sale of the library of Napoleon (1811); the sale of van Gogh's Irises for $53 million, Renoir's Au Moulin de la Galette for $78 million; the auction of the Grand Ducal Collections of the Margrave of Baden Baden and the Princely Collections of the Thurn und Taxis Family. More recently, the company has auctioned the Estate of Jacqueline Kennedy Onassis in 1996, the Collection of the Duke and Duchess of Windsor in 1997, the $60.5 million sale of Cezanne's magnificent still life from the estate of Mr. and Mrs. John Hay Whitney which brought more than $l70 million and the contents of Chateau de Groussay this month in France, which brought $26 million.

Besides the traditional live auction business, Sotheby's Financial Services provides art-related financing secured by works of art, Sotheby's Ventures arranges private sales of art work. Sotheby's International Realty provides brokerage, marketing and consulting services for luxury properties and through Sotheby's Insurance Brokerage Services clients can obtain a fine and decorative arts policy which can be extended to cover homes purchased through Sotheby's Realty.

                          FORWARD-LOOKING STATEMENTS

This release contains certain "forward-looking statements" (as such term is defined in the Securities Exchange Act of l934, as amended) relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. Major factors which the Company believes could cause the actual results to differ materially from the predicted results in the "forward-looking statements" include competition in the internet auction business, consumer trends and risks of systems interruption.

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